[LETTERHEAD OF SILVERMAN, COLLURA & CHERNIS, P.C.]



                                                                   July 26, 1996

Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

         Re:  Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel to Hemispherx Biopharma, Inc. (the "Company"), a Delaware corporation, pursuant to a Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on July 26, 1996 (the "Registration Statement"), covering 2,770 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), 890,543 shares of Common Stock underlying Common Stock Purchase Warrants (the "Warrants") and 2,427,275 shares of Common Stock underlying Series D Preferred Stock (the "Preferred Stock"). The Common Stock, Warrants and Preferred Stock are hereinafter referred to as the "Securities".

         In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
limitations set forth herein, it is our opinion that:

         1. The Company has authority to issue the Securities in the manner and under the terms set forth in the Registration Statement.


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SILVERMAN, COLLURA & CHERNIS, P.C.

Hemispherx Biopharama, Inc.
July 26, 1996
Page 2


         2. The Securities have been duly authorized and when issued,  delivered
and paid for  in  accordance  with their  respective  terms,  will  be   validly
issued, fully paid and non-assessable.

         We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume on responsibility as to the applicability thereto, the effect thereon, of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to reply on this opinion.

                                Very truly yours,

                                           SILVERMAN, COLLURA & CHERNIS, P.C.

                                           s\ Silverman, Collura & Chernis, P.C.